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                                                                 Exhibit 99.B(i)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                February 28, 2006

The Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio 43219

      Re:      The Victory Institutional Funds
               Post-Effective Amendment No. 5
               File Nos. 333-115476; 811-21584
               -------------------------------

Gentlemen:

     We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated August 3, 2004 as an exhibit to this Amendment.


                              Very truly yours,

                              /s/ Kramer Levin Naftalis & Frankel LLP


                              Kramer Levin Naftalis & Frankel LLP


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